Item 14 - Exhibit (23)

                        Consent of Independent Auditors





We consent to the use of our report dated January 31, 1994, with respect to the consolidated financial statements of M.A. Hanna Company, included in its Annual Report (Form 10-K) for the year ended December 31, 1993 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


/s/Ernst & Young


March 17, 1994





                                                       Item 14 - Exhibit (23)


                        Consent of Independent Auditors





We consent to the incorporation by reference in the following Registration Statements (Exhibit I) of M.A. Hanna Company of our report dated January 31, 1994, with respect to the consolidated financial statements and schedules of M.A. Hanna Company incorporated by reference included in the Annual Report (Form 10-K) for the year ended December 31, 1993.


/s/Ernst & Young


March 17, 1994




                        Consent of Independent Auditors
                                   Exhibit I



Form S-8 No. 2-70755 pertaining to the M.A. Hanna Company 1979
Executive Incentive Compensation Plan.

Form S-8 No. 33-29622 pertaining to the M.A. Hanna Company 1988
Long-Term Incentive Plan.

Form S-8 No. 33-35654 pertaining to the M.A. Hanna Company Restated 1979 Executive Compensation Plan and 1988 Long-Term Incentive Plan.

Form S-8 No. 33-38988 pertaining to the M.A. Hanna Company Capital Accumulation Plan.

Form S-8 No. 33-41461 pertaining to the M.A. Hanna Company Capital Accumulation and Savings Plan for Salaried Employees of Day
International Corporation.

Form S-8 No. 33-45420 pertaining to the M.A. Hanna Company Pay for Performance Plans.

Form S-3 No. 33-29624 pertaining to the M.A. Hanna Company Dividend Reinvestment and Stock Purchase Plan.

Form S-3 No. 33-46522 pertaining to various employee compensation and benefit plans of M.A. Hanna Company.

Form S-3 No. 33-66128 pertaining to various employee compensation and benefit plans of M.A. Hanna Company.

Form S-8 No. 33-51517 pertaining to Wilson Color Profit Sharing
Plan.

Form S-8 No. 33-51519 pertaining to Texapol Corporation Employees' 401(k) Savings Plan.

Form S-8 No. 33-51555 pertaining to PMS Profit Sharing and
Retirement Savings Plan.

Form S-8 No. 33-51513 pertaining to Fiberchem, Inc. 401(k) Plan.

Form S-8 No. 33-51497 pertaining to DH Compounding Company Savings and Retirement Plan.

Form S-8 No. 33-51499 pertaining to Dayton Plastics Profit Sharing
Plan.

Form S-8 No. 33-51491 pertaining to Burton Rubber Processing, Inc. Savings and Retirement Plan.

Form S-8 No. 33-51507 pertaining to Bruck Plastics Company Profit
Sharing Plan.

Form S-8 No. 33-51503 pertaining to Allied Color Industries, Inc.
Savings and Retirement Plan for Associates of the Vonore, TN,
Kansas City, MO, San Fernando, CA and Vancouver, WA Operations formerly the Avecor, Inc. Savings and Retirement Plan.

Form S-8 No. 33-51501 pertaining to Allied Color Industries, Inc.
Profit Sharing Plan for Associates of the Broadview Heights, OH,
Greenville, SC, and Phoenix, AZ Operations formerly the Allied
Color Industries, Inc. Profit Sharing Plan.